UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        July 7, 2005

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	1-7699	95-1948322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3125 Myers Street, Riverside, California  92503-5527

(Address of principal executive offices)

Registrant’s telephone number, including area code       (951) 351-3500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.               Entry into a Material Definitive Agreement.

On July 7, 2005, Fleetwood Enterprises, Inc. (the “Company”) and the 30 subsidiaries of the Company listed in Exhibit 99.1 to this Form 8-K and incorporated in this Item 1.01 by reference, including Fleetwood Retail Corp. (collectively, the “Seller Subsidiaries”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with CMH Homes, Inc. and CMH of KY., Inc. (collectively, “Buyers”), both of which are subsidiaries of Clayton Homes, Inc., which is a subsidiary of Berkshire Hathaway Inc.  The Seller Subsidiaries operate the Company’s manufactured housing retail sales business.  Pursuant to the Purchase Agreement the Seller Subsidiaries will sell to the Buyers the majority of the Seller Subsidiaries’ operating assets, including inventory, real property, other fixed assets and prepaid rent at selected Company-operated stores.  The Company issued a press release announcing the execution of the Purchase Agreement, which was attached as an Exhibit to a Form 8-K/A filed by the Company on July 8, 2005.

The purchase price under the Purchase Agreement is $74 million, subject to certain adjustments as set forth in the Purchase Agreement.  Closing of the transaction is subject to customary conditions, including additional due diligence and obtaining certain consents and regulatory approvals, all as more specifically set forth in the Purchase Agreement.  The Company will retain ownership of 22 stores that are sublet to an independent dealer and several previously closed stores, as well as various other miscellaneous assets.  Concurrently with the closing of the transaction, the Company and the Seller Subsidiaries will enter into a Non-Competition Agreement with the Buyers restricting the Company and the Seller Subsidiaries from competing with the Buyers in the manufactured housing retail sales business to the extent set forth therein.  Additionally, the Company will enter into an Interim Stocking Agreement with the Buyers pursuant to which the Buyers will agree to stock certain levels of manufactured homes purchased from the Company at the locations purchased pursuant to the Purchase Agreement for a short period of time following the closing, in accordance with the terms of such agreement.  Both such agreements will be in substantially the form attached to the Purchase Agreement.  Clayton Homes, Inc. currently buys manufactured homes from the Company’s manufacturing unit.

The description of the Purchase Agreement above is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement.  A copy of the Purchase Agreement is filed as Exhibit 2.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.  There can be no assurance that the transactions contemplated by the Purchase Agreement will be consummated.

Upon the closing of the transaction, which is currently projected to occur early in the Company’s second fiscal quarter of 2006, the Company expects to pay off its retail flooring facilities and the portion of the Company’s secured credit facility supported by Fleetwood Retail Corp.  As of the end of the 2005 fiscal year, these debts totaled approximately $81 million.  In connection with the anticipated sale, the Company recorded asset impairment charges of $50.8 million in the fourth quarter of the 2005 fiscal year.

On July 7, 2005, one of the Company’s subsidiaries, HomeOne Credit Corp., also entered a non-binding letter of intent with Vanderbilt Mortgage and Finance, Inc., an affiliate of Clayton Homes, Inc., to sell its retail loan portfolio.  It is currently anticipated that the closing of such sale will occur during the first quarter of fiscal 2006.  Management expects that the portfolio will sell at a slight discount to its carrying value, which was $70.9 million as of April 24, 2005.  There can be no assurance that a definitive agreement with respect to the sale of the loan portfolio will be executed or, if such a definitive agreement is executed, that the transactions contemplated by any such agreement will be consummated.

Some of the statements contained in this report are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements are subject to inherent risks and uncertainties that may cause actual results or events to differ materially from those contemplated by such statements. Such risks and uncertainties include, among others, the timing (including any possible delays) and receipt of certain consents and regulatory approvals with respect to the transaction (including any conditions, limitations or restrictions placed thereon), as well as the risk that one or more governmental agencies may deny approval of the transaction, and other factors that may be referred to in the Company’s reports filed with the Securities and Exchange Commission from time to time.

Item 7.01                Regulation FD Disclosure

As stated above, following the sale of assets of its Fleetwood Retail Corp. subsidiaries, the Company will retain ownership of 22 stores that are sublet to an independent dealer and several previously closed stores, as well as various other assets.  In a press release on July 7, 2005 the Company indicated those retained assets of Fleetwood Retail Corp. have an estimated fair market value of $41.7 million.  However, on a consolidated basis, after eliminating intercompany profit in inventory related to manufacturing, the fair value of retained assets is expected to approximate $25 million.

Item 9.01                Financial Statements and Exhibits.

(c)           Exhibits.

2.1            Asset Purchase Agreement dated as of July 7, 2005 (Certain Schedules and Exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

99.1         List of Company subsidiaries that are parties to the Asset Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date:	July 12, 2005
		By:	/s/ Leonard J. McGill
Leonard J. McGill

Senior Vice President, General Counsel and Secretary

Index to Exhibits

Exhibit 2.1              Asset Purchase Agreement dated as of July 7, 2005 (Certain Schedules and Exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  The registrant will furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.)

Exhibit 99.1            List of Company subsidiaries that are parties to the Asset Purchase Agreement